EXHIBIT 99.2

CelLynx Group, Inc. Restructures its Management

Valencia, California (July 21, 2010) CelLynx Group, Inc. (OTC BB: CYNX)  CelLynx Group, Inc announced today that at a Board of Directors meeting held on Thursday, July 15, 2010, Donald A. Wright, Chairman of CelLynx, resigned in order to make himself available for overseas assignments.  The Company is grateful for Mr. Wright’s leadership over the last 16 months, taking the Company from the development stage of its first product, the “Road Warrior,” to the production stage of that product.

Norman Collins, Esq., a Board member since July of 2008, replaced Mr. Wright as Chairman.  Mr. Collins has a history of leading companies through their growth stage, as recognized by INC 500 Magazine.  As a seasoned executive, and attorney, Mr. Collins will lead the Company through a change in management reflecting CelLynx’s transition from a development stage company to a volume production company.

As part of the transition, the founders of the Company, Dan Ash, Director and CEO, and Tareq Risheq, Director, also resigned their respective positions.  Mr. Collins will serve as CEO and begin the search for a seasoned RF Executive to drive the technology side of the business and fulfill the Company’s mission of becoming the leader in the cell phone signal amplifier space. Further, Malcolm P. Burke was elected to the Board of Directors of the Company and Dwayne Yaretz remains as an integral member of the Board.

Mr. Burke brings a wealth of business and financial experience to CelLynx. He founded The Primary Capital Group in 1986 and has since specialized in the provision of private equity and strategic financial advice to promising early stage and high growth ventures. He and his company have been responsible for raising over $200 million for both private and public companies, including early stage start-up ventures. He has also served as a director and executive committee member for a number of public companies listed on the TSX, NASDAQ and AMEX exchanges in North America and the AIM Market in the UK.

Mr. Collins, excited about the possibilities for CelLynx, stated, “These changes will provide the focus and structure to successfully deliver on the Company’s business plan while building shareholder value.  To that end, the Company will also concentrate on completing the development of its @Home unit, a product which will meet the cell phone signal amplification needs of the global marketplace in a new and innovative way.   Furthermore, we believe that this new governance and management structure will enable the Company to conclude a long term financing transaction with Dollardex, Inc., its major financing source to date.”

About CelLynx:

CelLynx Group, Inc. (OTC BB: CYNX), is based at 28386 Constellation Rd. Valencia, CA 91356

To learn more about CelLynx Group, Inc., visit www.cellynx.com or by calling (949 305 5290

INVESTOR/SHAREHOLDER CONTACT:	PRESS CONTACT:

Norman W. Collins, Esq.	Norman W. Collins, Esq.

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Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually," or "projected." Additionally, statements relating to the Company’s market position or strength, implementation of the Company’s plans or strategies, and comparisons with other companies in the same or similar industries could contain forward-looking statements.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  CelLynx Group, Inc. expressly disclaims any obligation or intention to update or revise any forward-looking statement, as a result of developments occurring after the date such statement was first made.

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